EXHIBIT 4.20

THE WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “US SECURITIES ACT”) OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS (“BLUE SKY LAWS”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE US SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH BOTH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE US SECURITIES ACT AND APPLICABLE BLUE SKY LAWS, AND ASSURANCES THAT THE TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION WILL BE MADE ONLY IN COMPLIANCE WITH THE CONDITIONS OF ANY SUCH REGISTRATION OR EXEMPTION.

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THE WARRANT OR OF ANY SECURITIES WHICH MAY BE OBTAINED ON EXERCISE OF THE WARRANT SHALL NOT TRADE SUCH SECURITIES BEFORE APRIL 4, 2004.

WARRANT TO PURCHASE COMMON SHARES IN THE CAPITAL

OF ADHEREX TECHNOLOGIES INC.

(amalgamated under the Canada Business Corporations Act)

Warrant No. D[ ]	Ottawa, Ontario
December 3, 2003

This certifies that, for value received, [    ] (the “Holder”) is entitled to purchase from Adherex Technologies Inc., a corporation amalgamated under the Canada Business Corporations Act (the “Company”), up to [    ] (    ) fully paid and non-assessable common shares (the “Common Shares”) in the capital of the Company at an exercise price of CDN $0.43 per Common Share (the “Exercise Price”), subject to adjustment as herein provided. This Warrant may be exercised by Holder at any time on or before December 3, 2005 (the “Expiry Date”) after which Exercise Date all rights under this Warrant shall terminate and be of no further force or effect.

This Warrant is subject to the following provisions, terms and conditions:

1. Exercise of Warrant.

(a) Exercise for Cash. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional Common Share), at any time prior to the Expiry Date, by the surrender of this Warrant (properly endorsed, if required, at the Company’s principal office in Ottawa, Ontario, or such other office or agency of the Company as the Company may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Company at any time within the period above named), and upon payment to it by certified check, bank draft, wire transfer or cash of the purchase price for such Common Shares. The Company agrees that the Common Shares so purchased shall have been and are hereby deemed to be issued to the Holder as the record owner of such Common Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Common Shares as aforesaid (the “Exercise Date”). Certificates for the Common Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Common Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time. The Company may require that any such new Warrant or any certificate for Common Shares purchased upon the exercise hereof bear legends substantially similar to those contained on the face of this Warrant.

(b) Cashless Exercise. Upon receipt of a notice of cashless exercise, the Company shall deliver to the Holder (without payment by the Holder of any exercise price) that number of Common Shares that is equal to the quotient obtained by dividing (x) the value of that portion of the Warrant exercised on the date that the Warrant shall have been surrendered (determined by subtracting the aggregate Exercise Price for the Common Shares in effect on the Exercise Date from the aggregate Fair Market Value (hereinafter defined) for the Common Shares) by (y) the Fair Market Value of one Common Share. A notice of “cashless exercise” shall state the number of Common Shares as to which the Warrant is being exercised. “Fair Market Value” for purposes of this Section (b) shall mean the average of the Common Share closing prices reported by the Toronto Stock Exchange (“TSX”) or such other principal exchange or automated quotation systems on which the Common Shares are traded or quoted, as the case may be, for the ten (10) trading days immediately preceding the Exercise Date or, in the event no public market shall exist for the Common Shares at the time of such cashless exercise, Fair Market Value shall mean the fair market value of the Common Shares as the same shall be determined in the good faith discretion of the Board of Directors of the Company (the “Board”), after full consideration of all factors then deemed relevant by such Board in establishing such value, including by way of illustration and not limitation, the per share purchase price of Common Share or per security convertible into one Common Share of the most recent sale of Common Shares or securities convertible into Common Shares by the Company after the date hereof, all as evidenced by the vote of a majority of the directors then in office.

2. Transferability of this Warrant. This Warrant is issued upon the following terms, to which Holder consents and agrees:

(a) Until this Warrant is transferred on the books of the Company, the Company will, and shall be entitled to, treat the Holder of this Warrant registered as such on the books of the Company as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

(b) This Warrant may not be exercised, and this Warrant and the Shares underlying this Warrant shall not be transferable, except in compliance with all applicable provincial, state and federal securities laws, regulations and orders, and with all other applicable laws, regulations and orders.

(c) The Warrant may not be transferred, and the Common Shares underlying this Warrant may not be transferred, without the Holder obtaining an opinion of legal counsel satisfactory in form and substance to the Company’s legal counsel stating that the proposed transaction will not result in a prohibited transaction under the Securities Act of the Province of Ontario, the United States Securities Act of 1933, as amended (the “US Securities Act”), and all other applicable provincial, state and federal securities laws, regulations and orders. By accepting this Warrant, the Holder agrees to act in accordance with any conditions reasonably imposed on such transfer by such opinion of legal counsel.

(d) Neither this issuance of this Warrant nor the issuance of the Common Shares underlying this Warrant have been registered under any Canadian provincial securities laws, the US Securities Act or any US state securities laws.

3. Certain Covenants of the Company. The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and full payment for the Common Shares so purchased, will be duly authorized and issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue hereof, except those that may be created by or imposed upon the Holder or its property. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, free of preemptive or other rights, for the exclusive purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

4. Adjustment of Exercise Price and Number of Common Shares. The Exercise Price and number of Common Shares which may be purchased pursuant to the rights represented by this Warrant are subject to the following adjustments:

(a) Adjustment of Exercise Price for Stock Dividend, Stock Split or Stock Combination. In the event that (i) any dividends on any class of shares of the Company payable in Common Shares or securities convertible into or exercisable for Common Shares (“Common Share Equivalents”) shall be paid by the Company, (ii) the Company shall subdivide its then outstanding Common Shares into a greater number of shares, or (iii) the Company shall combine its outstanding Common Shares, by reclassification or otherwise, then, in each such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of Common Shares outstanding immediately prior to such event, multiplied by the then existing Exercise Price, by (b) the total number of Common Shares outstanding immediately after such event, and the resulting quotient shall be the adjusted Exercise Price per share. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price then in effect, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than 1% of the Exercise Price then in effect.

(b) Adjustment of Number of Shares Purchasable on Exercise of Warrants. Upon each adjustment of the Exercise Price pursuant to this Section, the Holder shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Exercise Price the number of Common Shares, calculated to the nearest full share, obtained by multiplying the number of Common Shares specified in such Warrant (as adjusted as a result of all adjustments in the Exercise Price in effect prior to such adjustment) by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c) Notice as to Adjustment. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Common Shares purchasable upon the exercise of the Warrant, then, and in each such case, the Company shall, as soon as practicable (and in any event within seven days) after the occurrence of any event which requires an adjustment pursuant to this Section 4, give written notice thereof to each Holder as shown on the books of the Company, which notice shall state the adjusted Exercise Price and the increased or decreased number of Common Shares purchasable upon the exercise of the Warrants, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(d) Effect of Reorganization, Reclassification, Merger, etc. If at any time while this Warrant is outstanding there should be (i) any capital reorganization of the Company (other than the issuance of any Common Shares in subdivision of outstanding Common Shares by reclassification or otherwise and other than a combination of shares provided for in Section 4(a) hereof), (ii) any consolidation or merger of the Company with another corporation, or any sale, conveyance, lease or other transfer by the Company of all or substantially all of its property to any other corporation, which is effected in such a manner that the holders of Common Shares shall be entitled to receive cash, shares, securities, or assets with respect to or in exchange for Common Shares, or (iii) any dividend or any other distribution upon any class of shares of the Company payable in shares of the Company of a different class, other securities of the Company, or other property of the Company (other than cash), then, as a part of such transaction, lawful provision shall be made so that Holder shall have the right thereafter to receive, upon the exercise hereof, the number of shares or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, or of the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred, as the case may be, which the Holder would have been entitled to receive upon such capital reorganization, consolidation, merger, sale, conveyance, lease or other transfer, if this Warrant had been exercised immediately prior to such capital reorganization, consolidation, merger, sale, conveyance, lease or other transfer, or dividend payment or other distribution. In any such case, appropriate adjustments (as determined by the Board) shall be made in the application of the provisions set forth in this Warrant (including the adjustment of the Exercise Price and the number of Common Shares issuable upon the exercise of the Warrant) to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise of the Warrant as if the Warrant had been exercised immediately prior to such capital reorganization, consolidation, merger, sale, conveyance, lease or other transfer, or dividend payment or other distribution and the Holder had carried out the terms of the exchange as provided for by such capital reorganization, consolidation or merger. The Company shall not effect any such capital reorganization, consolidation, merger, sale, conveyance, lease or other transfer, or dividend payment or other distribution unless, upon or prior to the consummation thereof, the successor corporation or the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred shall assume by written instrument the obligation to deliver to the Holder such shares, securities, cash or property as in accordance with the foregoing provisions such Holder shall be entitled to purchase.

5. No Rights as Shareholders. This Warrant shall not entitle the Holder as such to any voting rights or other rights as a shareholder of the Company.

6. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

7. Amendments and Waivers. The provisions of this Warrant may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company agrees in writing and has obtained the written consent of the Holder.

8. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Holder shall be mailed, delivered, or telecopied and confirmed to the Holder at his or her address set forth on the records of the Company; or if sent to the Company shall be mailed, delivered, or telecopied and confirmed to the head office of the Company, or to such other address as the Company or the Holder shall notify the other as provided in this Section.

9. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

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IN WITNESS WHEREOF, Adherex Technologies Inc. has caused this Warrant to be signed by its duly authorized officer in the date set forth above.

ADHEREX TECHNOLOGIES INC.

By:
Its:

SUBSCRIPTION FORM

To be signed only upon exercise of Warrant.

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                                      common shares in the capital of Adherex Technologies Inc. (the “Shares”) to which such Warrant relates and herewith makes payment of CDN$                     therefor in cash, certified check, bank draft or wire transfer and requests that a certificate evidencing the Shares be delivered to,                                  , the address for whom is set forth below the signature of the undersigned:

Dated:

(Signature)

(Address)

ASSIGNMENT FORM

To be signed only upon authorized transfer of Warrant.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto                                  the right to purchase common shares in the capital of Adherex Technologies Inc. to which the within Warrant relates and appoints                              attorney, to transfer said right on the books of                      with full power of substitution in the premises.

Dated:

(Signature)

(Address)